EXHIBIT 10.2

                            LIMITED IRREVOCABLE PROXY


                              Date: January 7, 2000

      The undersigned hereby appoints MVII, LLC, a California limited liability company ("MVII") limited proxy, and hereby authorizes MVII to vote all of the common shares (the "Common Shares") of DSI Toys, Inc. (the "Company") (i) standing in the name of the undersigned as of the date hereof, (ii) that may subsequently be acquired by the undersigned, and (iii) as to which the undersigned is or may be appointed as proxy and has the authority to vote, as if the undersigned were personally present and voting: (a) for the election of the directors to the Board of Directors; (b) with respect to any matter affecting the size or composition of the Board of Directors of the Company; (c) with respect to any matter relating to the creation or composition of any committee of the Board of Directors of the Company; and (d) with respect to any proposal to amend or modify the Company's bylaws or articles of incorporation for the sole purpose of affecting the matters described in clauses (b) and (c), above. This is an irrevocable proxy coupled with an interest and is granted in furtherance of that certain Shareholders' and Voting Agreement by and among the Company, MVII and the undersigned, dated as of even date herewith. This irrevocable proxy shall automatically terminate upon the occurrence of any of the events set forth in Section 1.06 of the Shareholders' and Voting Agreement between the parties hereto.




                                     /s/ WALTER S. REILING     /s/ SUSAN REILING
                                     -------------------------------------------
                                        Walter S. Reiling          Susan Reiling